UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 12, 2014

GYRODYNE COMPANY OF AMERICA, INC.

 (Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

ONE FLOWERFIELD

SUITE 24

ST. JAMES, NEW YORK 11780

 (Address of principal executive

offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,

including area code

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 1.02 Termination of a Material Definitive Agreement

On March 12, 2014, Gyrodyne Company of America, Inc. (the “Company”) and Rothschild Inc. (“Rothschild”) executed an amendment to the engagement letter dated as of August 8, 2012 (the “Engagement Letter”) between Rothschild and the Company, pursuant to which the engagement of Rothschild was terminated and the Company agreed to pay Rothschild $970,967.14 in full satisfaction of any and all amounts due or alleged to be due under the Engagement Letter by reason of the special dividends paid by the Company to its shareholders on December 30, 2013 and January 31, 2014, respectively, any other corporate transaction publicly announced prior to March 12, 2014 or any amount that might have otherwise become due by reason of the Company’s obligation to pay Rothschild a success fee in connection with certain transactions that may be consummated during a specified period following a termination of the engagement. The Company had previously paid Rothschild a total of $629,032.26 pursuant to the Engagement Letter. Rothschild had been serving as the Company’s financial advisor in connection with the Company’s strategic process.

Item 9.01.  Financial Statements and Exhibits

   (d)      Exhibits

Exhibit No.	Exhibit

10.1	Amendment to Engagement Letter with Rothschild Inc.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By:	/s/ Frederick C. Braun III
Frederick C. Braun III
President and Chief Executive Officer

Date:  March 14, 2014